Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to this Registration Statement on Form S-1 of Peoples Bancorp of North Carolina, Inc. of our reports dated March 27, 2012, with respect to our audits of the consolidated financial statements, appearing in the Annual Report on Form 10-K of Peoples Bancorp of North Carolina, Inc., for the year ended December 31, 2011. We also consent to the reference to our firm under the heading “Experts” in this Prospectus.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia
June 12, 2012